Exhibit 1.1

DISTRIBUTION AGREEMENT

May 31, 2023

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Scotia Capital (USA) Inc.

250 Vesey Street, 23rd and 24th Floors

New York, New York 10281

Truist Securities, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

As Forward Sellers and Agents

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

A-2-1

Bank of America, N.A.

One Bryant Park

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

The Bank of Nova Scotia

44 King Street West

Toronto, Ontario, Canada M5H 1H1

Truist Bank

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Wells Fargo Bank, National Association

500 West 33rd Street

New York, New York 10001

As Forward Purchasers

Ladies and Gentlemen:

Host Hotels & Resorts, Inc., a Maryland corporation (the “Company”), confirms its agreement with J.P. Morgan Securities LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, each as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (each an “Agent” and collectively, the “Agents”, or, if applicable, each a “Forward Seller” and collectively, the “Forward Sellers”, each as agent for each corresponding Forward Purchaser in connection with the offering and sale of any Forward Hedge Securities (as defined below) hereunder) and JPMorgan Chase Bank, National Association, Bank of America, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, Morgan Stanley & Co. LLC, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association (each a “Forward Purchaser” and collectively, the “Forward Purchasers”), with respect to the offering and sale from time to time by the Company or any Forward Seller (as agent for its

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corresponding Forward Purchaser), in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of common stock, $0.01 par value per share (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $600,000,000 (the “Maximum Amount”) and which shall not exceed the aggregate amount of Common Stock registered under the Registration Statement (as defined below). Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3ASR (No. 333-264313) (the “registration statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, and any subsequent registration statement filed by the Company to replace such Registration Statement upon its expiration pursuant to Rule 415(a)(5) and (6) under the Act, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated April 15, 2022, filed as part of the Registration Statement, or, if applicable, the prospectus that forms part of the subsequent registration statement referenced above, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents, the Forward Sellers and the Forward Purchasers in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b) of this Agreement; and “Subsequent 8-K” means any current report on Form 8-K filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (as defined below) after the date hereof, but excluding any information furnished to, rather than filed with, the Commission. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted

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Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Company, each Agent, each Forward Seller and each Forward Purchaser agree as follows:

1. Offering and Sale.

(a) Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the Agent, the Forward Seller and the Forward Purchaser, as applicable, with any due diligence materials and information reasonably requested by the Agent, the Forward Seller and the Forward Purchaser, as applicable, necessary for the Agent, the Forward Seller and the Forward Purchaser, if applicable, to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company (but only after the satisfaction of the required deliverables and other conditions set forth in Sections 5 and 6 below), (x) in the case of an Issuance (as defined below), the Company and the Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by the Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”) and (y) in the case of a Forward (as defined below), the Company and the Forward Purchaser shall enter into a confirmation agreement (each, a “Confirmation”) in substantially the form of Exhibit A-2 hereto, relating to such sale of Forward Hedge Securities in accordance with Section 2 hereof (each such transaction being referred to as a “Forward Transaction”). The Company shall execute and deliver a Confirmation to the Forward Purchaser no later than the opening of the first Trading Day of the Forward Hedge Selling Period pursuant to the related Transaction Acceptance. A “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted. The Company may also offer to sell the Shares directly to the Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A-1 hereto (with such changes thereto as may be agreed upon by the Company and the Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price of Shares sold pursuant to this Agreement (including any Forward Hedge Securities), and any Terms Agreements equals the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange, other than a day on which trading on the Exchange is scheduled to close prior to its

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regular weekday closing time, (iii) “Exchange” means The Nasdaq Stock Market LLC, (iv) “Issuance” means each occasion the Company elects to exercise its right to deliver a Transaction Proposal that does not involve a Forward, that specifies that it relates to an “Issuance” and that requires the Agent to use commercially reasonable efforts to sell the Shares as specified in such Transaction Proposal, subject to the terms and conditions of this Agreement, (v) “Forward” means with respect to each Transaction Proposal (as amended by the Modified Transaction Proposal, if applicable) specifying that it relates to a “Forward” transaction resulting from the applicable Confirmation, and (vi) “Forward Hedge Securities” means all shares of Common Stock sold by the Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

(b) Subject to the terms and conditions set forth below, the Company appoints each Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. Each Agent or Forward Seller will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares or Forward Hedge Securities in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor any Agent or any Forward Seller or Forward Purchaser shall have any obligation to enter into an Agency Transaction or a Forward Transaction, as applicable. The Company shall be obligated to offer and sell through the Agents and each Agent or each Forward Seller shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place or sell Shares only if and when the Company makes a Transaction Proposal to the applicable Agent or Forward Seller and Forward Purchaser related to such an Agency Transaction or such a Forward Transaction, as applicable and a Transaction Acceptance related to such Agency Transaction or such Forward Transaction, as applicable, has been delivered to the Company by the applicable Agent or Forward Seller and Forward Purchaser as provided in Section 2 below.

(c) Each Agent and each Forward Seller, as agent in any Agency Transaction or as agent for its related Forward Purchaser in any Forward Transaction, as applicable, hereby covenants and agrees not to make any sales of the Shares pursuant to this Agreement other than (i) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act, (ii) to or through a market maker, (iii) directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (iv) in the over-the-counter market, (v) in privately negotiated transactions, (vi) through a combination of any such methods, or (vii) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the applicable Agent or the applicable Forward Seller in writing.

(d) If Shares are to be sold in an Agency Transaction or a Forward Transaction pursuant to Section 1(c)(i) through (vii) above, the applicable Agent or Forward Seller will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

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(e) If the Company shall default on its obligation to deliver Shares to the applicable Agent(s) pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) indemnify and hold harmless the applicable Agent(s) and their successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to the applicable Agent(s) the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f) The Company acknowledges and agrees that (i) there can be no assurance that the Agents or the Forward Sellers will be successful in selling the Shares, (ii) none of the Agents or the Forward Sellers shall incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the applicable Agent(s) or Forward Seller(s) to use their commercially reasonable efforts consistent with their normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement and/or the Confirmation, as applicable, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by the applicable Agent(s) and the Company in a Terms Agreement.

2. Transaction Acceptances and Terms Agreements.

(a) The Company may, from time to time during the Term (but only after the satisfaction of the required deliverables and other conditions set forth in Sections 5 and 6 below), propose to an Agent (in the case of an Issuance) or a Forward Seller and its corresponding Forward Purchaser (in the case of a Forward) that they enter into an Agency Transaction or a Forward Transaction, as applicable, to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to an Agent or a Forward Seller and its corresponding Forward Purchaser, as applicable, by telephone or by email from any of the individuals listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”), provided however, that any Transaction Proposal with respect to a Forward Transaction may be made only by email and not by telephone. If an Agent or a Forward Seller and its corresponding Forward Purchaser, as applicable, agree(s) to the terms of such Transaction Proposal or if the Company and an Agent or a Forward Seller and its corresponding Forward Purchaser, as applicable, mutually agree to modified terms for such proposed Agency Transaction or such proposed Forward Transaction, as applicable (each, a “Modified Transaction Proposal”), then the applicable Agent or Forward Seller and its corresponding Forward Purchaser, as applicable, shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction or such proposed Forward Transaction, as applicable, as set forth in such Transaction Proposal or Modified Transaction Proposal (as evidenced by a confirmatory email from the Company agreeing to such Modified Transaction Proposal) and the applicable Agent or Forward Seller and its corresponding Forward Purchaser, as applicable, as the case may be, whereupon such Agency Transaction or such Forward Transaction, as applicable, shall become a binding agreement between the Company and the applicable Agent or Forward Seller and its corresponding Forward Purchaser, as applicable. Each Transaction Proposal shall specify whether it relates to an Issuance or a Forward and:

(i)	the Exchange Business Day(s) on which the Shares subject to such Agency Transaction or such Forward Transaction, as applicable, are intended to be sold (each, a “Purchase Date”);

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(ii)

the (A) maximum number of Shares to be sold by the applicable Agent or Forward Seller or (B) the maximum dollar amount worth of Shares to be sold by the applicable Agent or Forward Seller (the “Specified Amount”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and the applicable Agent or Forward Seller and its corresponding Forward Purchaser, as applicable, and documented in the relevant Transaction Acceptance;

(iii)

the lowest price per share, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)

in the case of a Transaction Proposal related to a Forward, the missing terms opposite the captions “Hedge Completion Date,” “Forward Commission Percentage,” “Spread,” “Minimum Notice Requirement Number of Days,” “Final Date,” “Forward Price Reduction Dates” and “Forward Price Reduction Amounts” (in each case, as defined in the Confirmation).

A Transaction Proposal shall not set forth a Specified Amount that, when added to the aggregate number or aggregate Gross Sales Price of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreement, results or could result in a total number of shares that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. Provided that the applicable Agent(s) or Forward Seller(s) confirm to the Company the number of Shares sold in accordance with Section 1(d) above, the Company shall have responsibility for maintaining records with respect to the aggregate number and aggregate Gross Sales Price of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for insuring that the aggregate number and aggregate Gross Sales Price of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the aggregate number and aggregate Gross Sales Price of Shares and the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. The Company or an Agent or a Forward Seller or its corresponding Forward Purchaser, as applicable, may, upon notice to the other such party by telephone (confirmed promptly by email), suspend or terminate the offering of the Shares pursuant to Agency Transactions or Forward Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair

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the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement or Confirmation. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein. Notwithstanding anything herein to the contrary and pursuant to the terms of each Forward Contract, in the event that either (i) the Forward Seller is unable to sell any Forward Hedge Securities under this Agreement pursuant to the terms of such Forward Contract, or (ii) in the commercially reasonable judgment of the Forward Purchaser, it or its affiliate (x) is not able to hedge in a commercially reasonable manner its exposure under such Forward Transaction because insufficient shares of Common Stock are made available for borrowing by securities lenders or (y) would incur a cost to borrow (or to maintain a borrow of) shares of Common Stock to hedge in a commercially reasonable manner its exposure under such Forward Transaction that is greater than the “Maximum Stock Loan Fee” (as defined in the applicable Confirmation), then the Forward Seller shall be obligated to use commercially reasonable efforts to sell only the aggregate number of Forward Hedge Securities that the Forward Purchaser or its affiliate borrows below such cost. For the avoidance of doubt, the obligations of the Forward Seller hereunder with respect to the offer or sale of any Forward Hedge Securities in connection with a Forward Transaction shall be subject to the related Forward Contract being effective and not having been terminated.

(b) The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and the Forward Sellers and the Forward Purchasers, in the case of a Forward, the Forward Sellers’ commission for any Forward Hedge Securities sold pursuant to this Agreement and the Forward Contracts shall be a percentage, not to exceed 2%, of the Volume-Weighted Hedge Price of the Forward Hedge Securities (the “Forward Sales Price”). Except as otherwise agreed between the Company and the Agents, the Agents’ commission for any Shares sold through the Agents pursuant to this Agreement shall be a percentage, not to exceed 2%, of the actual sales price of such Shares (the “Gross Agency Sales Price”, and together with the Forward Sales Price, as applicable, the “Gross Sales Price”); provided, however, that such commission shall not apply when an Agent or Agents act as principals, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. The Gross Agency Sales Price less the Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares to the Forward Sellers is referred to herein as the “Net Agency Sales Price.” The Forward Sales Price less the Forward Sellers’ commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein as the “Net Forward Sales Price.” The Net Agency Sales Price or the Net Forward Sales Price, as applicable, is referred to herein as the “Net Sales Price.”

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(c) Payment of the Net Agency Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to such Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the second Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and the applicable Agent) following each Purchase Date (each, an “Agency Settlement Date”).

(d) If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the parties with respect to a Purchase Date or Forward Transaction, then the Agent or Forward Seller, as applicable, may not make any sales of the Shares on behalf of the Company below the Floor Price, unless the Company and such Agent or Forward Seller, as applicable, otherwise agree in writing.

(e) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)

(i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the Agents of the proposed terms of the Principal Transaction. If the Agents, acting as principal, wish to accept such proposed terms (which they may decline to do for any reason in their sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and the Agents shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Company or the Agents unless and until the Company and the Agents have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

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(g) Each sale of the Shares to one or more Agents in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, the applicable Agent(s). A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the applicable Agent(s). The commitment of the applicable Agent(s) to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares or maximum dollar amount worth of Shares to be purchased by the applicable Agent(s) pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with the applicable Agent(s) in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date and any Forward Hedge Settlement Date (as defined below), a “Settlement Date”) and place of delivery of and payment for such Shares.

(h) Unless otherwise specified in the applicable Transaction Proposal (as amended by the corresponding Modified Transaction Proposal, if applicable), settlement for sales of Forward Hedge Securities in exchange for delivery of the related Forward Sales Price will occur on the date (each, a “Forward Hedge Settlement Date”) and in the manner agreed to by the Forward Seller and the Forward Purchaser.

(i) Notwithstanding any other provision of this Agreement and except as may otherwise be specifically agreed by the Agents (in the case of an Issuance) or the Forward Sellers and the corresponding Forward Purchasers (in the case of a Forward) and the Company after consultation with counsel with respect to clauses (i) and (iii) below, (A) the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction, Forward or a Principal Transaction) or any Forward Contract and, (B) by notice to the Agents, the Forward Sellers and the Forward Purchasers, given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and (C) the Agents and the Forward Sellers shall not be obligated to offer or sell any Shares, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Common Stock by any of its officers or directors, (ii) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (iii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(j) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares under this Agreement shall be effected only by or through one Agent or Forward Seller, as applicable, on any Exchange Business Day.

(k) Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the offering and sale of, and the Agents, as sales agents, or the Forward Sellers, as agents for the Forward Purchasers, shall not be obligated to use their commercially reasonable efforts, consistent with their normal trading and sales practices, to sell, any Shares at a price

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lower than the minimum price, or in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be offered and sold under this Agreement and any Terms Agreement, in each case by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, if applicable, or in excess of the number or amount of Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.

3. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the Agents, the Forward Sellers and the Forward Purchasers on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a) The Company meets the requirements of Form S-3 under the Act. The Registration Statement has become effective; on or prior to the date hereof, the Company has filed or will file the Prospectus Supplement relating to the Shares pursuant to Rule 424(b) under the Act; the Registration Statement (i) is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof and (ii) meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)), no stop order suspending the effectiveness of the Registration Statement is in effect, no order preventing or suspending the use of the Basic Prospectus or the Prospectus Supplement has been issued and is in effect, and no proceedings for such purposes or pursuant to Section 8A of the Act are pending before or, to the knowledge of the Company, threatened by the Commission. The Company is not an ineligible issuer. The Company has paid the registration fee for this offering pursuant to Rule 457(o) under the Act. Except for statements in such documents which do not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the Act, (i) each document filed pursuant to the Exchange Act or the Act and incorporated by reference or deemed to be incorporated by reference in the Prospectus complied when filed or will comply when so filed in all material respects with the Exchange Act or the Act, as the case may be, (ii) each part of the Registration Statement, when such part became or becomes effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (iii) each part of the Registration Statement, when such part became or becomes effective, and the Prospectus, when originally filed, complied and, as amended or supplemented, will comply in all material respects with the Act, (iv) the Prospectus, on the date of filing with the Commission, did not contain, and, as amended or supplemented at each Representation Date, will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) any of the then issued Permitted Free Writing Prospectus, if any, at each Representation Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the

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statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) each of the Subsequent 8-Ks, at each Representation Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under with they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information concerning the Agents, the Forward Sellers and the Forward Purchasers and furnished to the Company in writing by or on behalf of an Agent, a Forward Seller or a Forward Purchaser, as applicable, expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of an Agent’s or a Forward Seller’s initial entry into contracts with investors for the sale of such Shares or such Forward Hedge Securities, as applicable, and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Agents, the Forward Sellers and the Forward Purchasers, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus. Any such free writing prospectus relating to the Shares consented to by the Agents, the Forward Sellers and the Forward Purchasers (including any Free Writing Prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement) is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company was not, as of each eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement and this Agreement, and is not an “ineligible issuer” and was, as of each such eligibility date, and is a “well-known seasoned issuer” (each as defined in Rule 405 under the Act).

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(c) The Incorporated Documents, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed during the Term and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The financial statements, together with the related schedules and notes, included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates or for the periods indicated; such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein; and the other financial data included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly in all material respects the information required to be stated or incorporated by reference therein and have been prepared on a basis consistent with such financial statements and the books and records of the Company and its consolidated subsidiaries. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement and the Prospectus under the Act. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(e) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and except as disclosed therein, (i) neither the Company nor any of its consolidated subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its consolidated subsidiaries taken as a whole, nor entered into any material transaction not in the ordinary course of business, nor has there been any material increase in the capitalization or long-term debt or short-term debt of the Company, and (ii) there has not been, singly or in the aggregate, any material adverse change, or any development which would involve a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), business affairs or prospects of the Company and its consolidated subsidiaries taken as a whole.

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(f) Each of the Company and its significant subsidiaries, as defined in Rule 405 of Regulation C of the Act (the “Significant Subsidiaries”), has been duly organized, is validly existing as a corporation (in the case of the Company and Significant Subsidiaries that are corporations), limited liability company (in the case of Significant Subsidiaries that are limited liability companies), unlimited company (in the case of Significant Subsidiaries that are unlimited companies), limited partnership (in the case of Significant Subsidiaries that are limited partnerships) or general partnership (in the case of Significant Subsidiaries that are general partnerships) in good standing under the laws of its respective jurisdiction of organization (except for Significant Subsidiaries that are general partnerships or to which the concept of “good standing” does not apply) and has the requisite power and authority to carry on its business as it is currently being conducted, and to own, lease and operate its properties as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus except where the failure to be in good standing in such jurisdictions would not, singly or in the aggregate, have a Material Adverse Effect (as defined below); and, as applicable, has the requisite power and authority to authorize the offering of the Shares, to execute, deliver and perform this Agreement and each Forward Contract and to offer, sell and deliver the Shares; and each of the Company and its Significant Subsidiaries is duly qualified and is in good standing (except for the Significant Subsidiaries that are general partnerships as to which the concept of “good standing” does not apply) as a foreign corporation (or other entity) authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing in such jurisdictions would not, singly or in the aggregate, have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), business affairs or prospects of the Company and its consolidated subsidiaries, taken as a whole (a “Material Adverse Effect”). If any Confirmation evidencing a Forward between the Company and a Forward Purchaser (each a “Forward Contract” and, collectively, the “Forward Contracts”) are outstanding, a number of shares of Common Stock equal to the collective total of the Share Cap (as defined in each applicable Forward Contract) has been duly authorized, has been reserved for issuance for the purpose of settlement of such Forward Contracts and will be kept available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance until settlement of such Forward Contracts.

(g) The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus. All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Significant Subsidiary have been duly and validly authorized and issued, and all of the shares of capital stock of, or other ownership interests in, each such Significant Subsidiary are owned, directly or through subsidiaries, by the Company (in each case, except for the approximately 1% of the partnership interests in Host Hotels & Resorts, L.P., a Delaware limited partnership (the “Operating Partnership”) held by various unaffiliated limited partners, as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022). All such shares of capital stock owned by the Company through its subsidiaries are fully paid and non-assessable (except for the capital stock of the Significant Subsidiaries incorporated or amalgamated under the laws of the Provinces of Nova Scotia, the capital stock of which, is assessable pursuant to Section 135 of the Companies Act (Nova Scotia)), and are owned free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a “Lien”).

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(h) The Company has the full right, power and authority to execute and deliver this Agreement, any Forward Contract and any Terms Agreement, as applicable, and to perform its obligations hereunder or thereunder, including the Company’s issuance, sale and delivery of the Shares and Confirmation Shares as provided herein and therein, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement, and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Forward Contract or Terms Agreement, such action will have been duly and validly authorized). This Agreement has been duly authorized, executed and delivered by the Company and any Forward Contract and any Terms Agreement will have been duly authorized, executed and delivered by the Company.

(i) The Shares to be offered and sold by the Company hereunder or under any Terms Agreement have been duly and validly authorized and, when offered and delivered against payment therefor as provided herein or in any Terms Agreement, will be duly and validly issued and fully paid and non-assessable and the issuance of the Common Stock will not be subject to any preemptive or similar rights and will conform to the description thereof contained in the Prospectus. Except as may be described in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any subsidiary of the Company owned directly or indirectly by the Company. When offered, sold and/or delivered by the Company to the Forward Purchaser pursuant thereto, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of such Forward Contract, the shares of Common Stock to be offered and delivered pursuant to such Forward Contract (the “Confirmation Shares”) will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim and will conform to the description thereof contained in the Prospectus. The issuance of such Confirmation Shares will not be subject to the preemptive, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.

(j) Neither the Company nor any of its consolidated subsidiaries has received from any governmental authority notice of any condemnation of or zoning change affecting their respective properties or any part thereof or of any violation of any municipal, state or federal law, rule or regulation concerning its properties or any part thereof which has not heretofore been cured or which would have a Material Adverse Effect, or which could reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its consolidated subsidiaries knows of any such condemnation or zoning change which is threatened on any of their properties or any such violation, which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its consolidated subsidiaries is in violation of its respective Organizational Documents (as defined below) or in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of its consolidated subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of its consolidated subsidiaries is subject, except for such violations or defaults which would neither have a Material Adverse Effect nor reasonably be expected materially and adversely to affect the consummation of this Agreement or the transactions contemplated hereby. As used herein, the term “Organizational Documents” means, (i) with respect to a corporation, its charter and by-laws, (ii) with respect to a limited or general partnership, its partnership agreement and certificate of partnership (or similar document), (iii) with respect to a limited liability company, its limited liability company agreement and certificate of limited liability company (or similar document), and (iv) with respect to any other entity, its similar organizational documents.

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(k) The execution and delivery of this Agreement does not, and the execution and delivery of any Forward Contract or Terms Agreement, the issuance and sale of the Shares, the performance of this Agreement, any Forward Contract and any Terms Agreement and consummation of the transactions contemplated hereby and thereby will not, (i) result in a violation of any of the respective Organizational Documents of the Company or any of its consolidated subsidiaries, (ii) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its consolidated subsidiaries or other impairment of the rights of the holder of any such Authorization (as defined in Section 3(s)), except as would neither have a Material Adverse Effect nor reasonably be expected materially and adversely to affect the consummation of this Agreement or the transactions contemplated hereby, (iii) constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its consolidated subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of its consolidated subsidiaries is or may be subject except for Liens in respect of the Shares and except as would neither have a Material Adverse Effect nor reasonably be expected materially and adversely to affect the consummation of this Agreement or the transactions contemplated hereby or (iv) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its consolidated subsidiaries applicable to the Company or any of its consolidated subsidiaries, or any of their respective properties, except as would neither have a Material Adverse Effect nor reasonably be expected materially and adversely to affect the consummation of this Agreement or the transactions contemplated hereby.

(l) Except as may be described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Company or any of its consolidated subsidiaries, or their respective properties, or which would result, singly or in the aggregate, in a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby, and to the knowledge of the Company, no such proceedings are contemplated or threatened. No contract or document of a character required to be described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus in order to prevent the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus as of its date from containing any untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, is not so described.

(m) To the Company’s knowledge, KPMG LLP and each other independent registered public accounting firm, if any, who have certified certain financial statements of the Company and its consolidated subsidiaries, or other appropriate entity, as applicable, are independent public accountants within the meaning of the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board.

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(n) Each of the Company and its consolidated subsidiaries has good and marketable title or valid and enforceable leasehold estates, free and clear of all Liens, in all property and assets described in the Prospectus as being owned or leased by it, in each case, except for Liens described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (including any financial statements and the notes thereto included or incorporated by reference therein) or Liens that would not have a Material Adverse Effect.

(o) Since January 1, 1999, the Company has been organized and has operated, and currently intends to continue to be organized and operate, in a manner so as to be qualified and to be subject to tax as a REIT under section 856 et seq of the Internal Revenue Code of 1986, as amended.

(p) The Company is not, and, after giving effect to the offering and sale of the Shares and any Confirmation Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to be registered as, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(q) All material Tax returns required to be filed by the Company and its material subsidiaries have been filed or validly extended and to the Company’s knowledge all such returns are true, complete, and correct in all material respects. To the Company’s knowledge, all material Taxes that are due from the Company and each of its material subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) those that have been or would be contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Company and its consolidated subsidiaries in accordance with GAAP. No deficiency assessment or proposed adjustment regarding any material Taxes of the Company or its material subsidiaries is pending, in progress or, to the Company’s knowledge, is threatened. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all federal, state, local and foreign income taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(r) (i) Each of the Company and its consolidated subsidiaries has all certificates, orders, permits, licenses and other authorizations or approvals (each, an “Authorization”) of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and all such Authorizations are in full force and effect, except to the extent that the failure to obtain or file or cause to remain in effect would not, singly or in the aggregate, have a Material Adverse Effect and (ii) neither the Company nor its consolidated subsidiaries has received any notice of proceedings relating to the revocation or modification of any Authorization, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(s) Except as may be described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, or except as would not, singly or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its consolidated subsidiaries is in violation of any environmental, safety or similar law or regulation applicable to its business

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relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), lacks any permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any terms and conditions of any such permit, license or approval.

(t) Neither the Company nor any of its consolidated subsidiaries has sponsored, maintained or contributed to, directly or indirectly, within the last five years, any employee benefit plan subject to ERISA, including without limitation “multiemployer plans” (as defined in Section 4001(a)(3) of ERISA).

(u) The Company and its consolidated subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its consolidated subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15(e) under the Exchange Act.

(v) The Company and its consolidated subsidiaries maintain systems of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting.

(w) None of the Company, any of its consolidated subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its consolidated subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of either, to the extent applicable, (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the U.K.

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Bribery Act 2010, except, in either case, such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

(x) The operations of the Company and its consolidated subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for any instances of non-compliance that would not, singly or in the aggregate, have a Material Adverse Effect. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its consolidated subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(y) None of the Company, any of its consolidated subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its consolidated subsidiaries is (A) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union and His Majesty’s Treasury (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject of comprehensive trade sanctions (a “Sanctioned Country”). The Company will not, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any consolidated subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or in any Sanctioned Country, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(z) The Company has not incurred (directly or indirectly) nor will it incur, directly or indirectly, any liability for any broker’s, finder’s, financial advisor’s or other similar fee, charge or commission in connection with this Agreement or the transactions contemplated hereunder.

(aa) Other than the registration rights agreement dated as of March 17, 2011, between the Company and Manchester Grand Hotel, L.P. (which rights do not entitle the holders thereof to be included in the Registration Statement), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to any Registration Statement.

(bb) Neither the Company nor any subsidiary or affiliate of the Company has taken nor will the Company or any subsidiary or affiliate of the Company take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

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(cc) Except under circumstances where either party has provided the other party with the notice required pursuant to Section 2(e) of this Agreement, the Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101 (c)(1) thereunder.

(dd) No consent, approval, authorization, order, registration or consent of, or with any court or governmental agency or body is required for the offer and sale of the Shares or the consummation by the Company of transactions contemplated by this Agreement, except for the registration of the Shares under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Act, the Exchange Act, and applicable state and foreign securities laws in connection with issuance, offer and sale of the Shares.

(ee) The Common Stock conforms in all material respects to the description thereof set forth under the caption “Description of Capital Stock” contained or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(ff) The Company and its consolidated subsidiaries own or have a valid right to access and use all material computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used by the Company and its consolidated subsidiaries (the “Company IT Systems”). The Company IT Systems (i) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the Company and its consolidated subsidiaries as currently conducted, and (ii) to the knowledge of the Company, are free of any viruses, “back doors,” “Trojan horses,” “time bombs,” “worms,” “drop dead devices” or other software or hardware components that are designed to interrupt use of, permit unauthorized access to, or disable, damage or erase, any software material to the Company or any of its subsidiaries, except in the case of (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its consolidated subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices. To the knowledge of the Company, no third party has breached or compromised the integrity or security of the Company IT Systems in a manner which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company makes no representation in this Section 3(ff) regarding the computer systems, networks, hardware, software, databases, websites and equipment used by the Company’s third-party operators and managers.

4. Certain Covenants of the Company. The Company hereby agrees with each Agent, Forward Seller and Forward Purchaser:

(a) For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement (other than an amendment or supplement relating solely to an offering of securities other than the Shares) to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the

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filing of an Incorporated Document), to furnish to each Agent, Forward Seller and Forward Purchaser a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which each Agent, Forward Seller or Forward Purchaser reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law; and the Company will not use or file any such Permitted Free Writing Prospectus or proposed, amendment or supplement to which each Agent, Forward Seller or Forward Purchaser reasonably objects unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b) To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to each Agent, Forward Seller and Forward Purchaser via email in “.pdf” format on such filing date to an email account designated by the Agents, Forward Sellers and Forward Purchasers, as applicable, and, at an Agent’s, Forward Seller’s or Forward Purchaser’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c) To timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise each Agent, Forward Seller and Forward Purchaser, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the

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statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d) In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e) To furnish such information as may be required and to otherwise cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents, the Forward Sellers and the Forward Purchasers, as applicable, may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agents, the Forward Sellers and the Forward Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f) To make available to each Agent, Forward Seller and Forward Purchaser, without charge, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as each Agent, Forward Seller and Forward Purchaser may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g) To furnish or make available to each Agent, Forward Seller and Forward Purchaser during the Term (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to each Agent, Forward Seller and Forward Purchaser from time to time during the Term such other information as each Agent, Forward Seller and Forward Purchaser may reasonably request regarding the Company or its consolidated subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of each Agent, Forward Seller and Forward Purchaser, as applicable; provided, however, that the Company shall have no obligation to provide the Agents, the Forward Sellers and Forward Purchasers with any document filed on EDGAR or included on the Company’s Internet website.

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(h) If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel to the Agents, the Forward Sellers or the Forward Purchasers or counsel to the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, prompt notice shall be given, and confirmed in writing, to the Agents, the Forward Sellers and the Forward Purchasers to cease the solicitation of offers to purchase the Shares in the Agents’ capacity or in the Forward Sellers’ capacity as agents (and, if so notified, the Agents or the Forward Sellers, as applicable, shall cease such solicitation of offers as promptly as practicable); and, in either case, if the Company decides to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, prompt notice shall be given, and confirmed in writing, to the Agents, the Forward Sellers and the Forward Purchasers and the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements; provided, however, that if during such same period the Agents, the Forward Sellers or the Forward Purchasers are required to deliver a prospectus in respect of transactions in the Shares, the Company shall as promptly as practicable prepare and file with the Commission such an amendment or supplement.

(i) To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in the form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(j) To apply the net proceeds from the sale of the Shares and settlement of any Confirmation in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(k) Not to, and to cause its consolidated subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

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(l) Except as otherwise agreed between the Company and the Agents, the Forward Sellers or the Forward Purchasers, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents, the Forward Sellers and the Forward Purchasers and to dealers (including costs of mailing and shipment), (ii) the registration, offer and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as agreed to pursuant to Section 4(e) (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents, the Forward Sellers and the Forward Purchasers in connection therewith) and the printing and furnishing of copies of any blue sky surveys to the Agents, (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Shares by the Financial Industry Regulatory Authority (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents, the Forward Sellers and the Forward Purchasers in connection therewith), (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, (vii) the performance of the Company’s other obligations hereunder and under any Terms Agreement, (viii) the documented out-of-pocket expenses of the Agents, the Forward Sellers and the Forward Purchasers as agreed upon by the parties hereto, including the reasonable fees and disbursements of counsel to the Agents, the Forward Sellers and the Forward Purchasers in connection with the establishment of this Agreement and ongoing services in connection with the transactions contemplated hereunder, and (ix) the performance of the Company’s other obligations hereunder and under any Terms Agreement. In addition to the foregoing, during the term of this Agreement, the Company shall pay the Agents’, the Forward Sellers’ and the Forward Purchasers’ attorneys’ fees quarterly for their due diligence review and review of the opinions, letters and certificates delivered pursuant to Sections 6(b), 6(c) and 6(d) and related matters as agreed upon by the parties hereto; provided that, except as otherwise agreed with the Company, the Agents, the Forward Sellers and the Forward Purchasers shall be responsible for any transfer and similar taxes on resale of Shares or Confirmation Shares by them, any costs and expenses associated with the sale and marketing of the Shares, and legal costs of the Agents, the Forward Sellers and the Forward Purchasers other than as specifically provided above; provided, further, that the Agents, the Forward Sellers and the Forward Purchasers shall not conduct diligence during, and the Company shall have no obligation to pay the Agents’ attorney’s fees for, a quarter during which the Company has informed the Agents, the Forward Sellers and the Forward Purchasers that no Transaction Proposal will be delivered by the Company to the Agents, the Forward Sellers and the Forward Purchasers.

(m) The Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(n) Without the written consent of the Agents, the Forward Sellers and the Forward Purchasers, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Shares hereunder), warrants or any rights to purchase or acquire, Common Stock during the period beginning on the first (1st) Exchange Business Day immediately prior to the date on which any Transaction Proposal is

24

delivered to the Agents or the Forward Sellers and the Forward Purchasers, as applicable, hereunder and ending on the first (1st) Exchange Business Day immediately following the Settlement Date with respect to Shares sold pursuant to such Transaction Proposal; provided, however, that such restriction will not be required in connection with the Company’s issuance or sale of (i) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any employee or director stock option, incentive or benefit plan, stock purchase or ownership plan or dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its stock purchase plan) of the Company, (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights disclosed in the Company’s Commission filings and (iii) Common Stock issuable as consideration in connection with acquisitions of business, assets or securities of other Persons.

(o) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(p) The Company will use commercially reasonable efforts to cause the Shares and the Confirmation Shares to be listed on the Exchange to the extent required by the rules of the Exchange.

(q) The Company consents to the Agents, the Forward Sellers and the Forward Purchasers trading in the Common Stock for the Agents’, the Forward Sellers’ or the Forward Purchasers’ own respective accounts and for the accounts of their respective clients at the same time as sales of the Shares occur pursuant to this Agreement, any Forward Contract or any Terms Agreement.

5. Execution of Agreement. The Agents’, the Forward Sellers’ and the Forward Purchasers’ obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement (the “Execution Date”):

(a)

The Company shall deliver to the Agents, the Forward Sellers and the Forward Purchasers a certificate executed by the secretary or an assistant secretary of the Company, signing in such capacity, dated the Execution Date (x) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the board of directors of the Company authorizing the execution and delivery of this Agreement and any Forward Contract and the consummation of the transactions completed by this Agreement and any Forward Contract (including, without limitation, the issuance of the Common Stock pursuant to this Agreement and any Forward Contract), which authorization shall be in full force and effect on and as of the date of such certificate, and (y) certifying and attesting to the office, incumbency, due authority and specimen signatures of each person who executed this Agreement for or on behalf of the Company;

(b)

The Company shall deliver to the Agents, the Forward Sellers and the Forward Purchasers an officers’ certificate executed by any Executive Vice President or Senior Vice President of the Company and by the Chief Financial Officer of the

25

Company, signing in such respective capacities, dated the Execution Date, confirming that the representations and warranties of the Company contained in this Agreement are true and correct and that the Company has performed, in all material respects, all of its obligations hereunder to be performed on or prior to the Execution Date and as to the matters set forth in Section 4(a) hereof, substantially in the form of Exhibit B hereto;

(c)

Latham & Watkins LLP (“Latham”), counsel to the Company, shall deliver to the Agents, the Forward Sellers and the Forward Purchasers a letter or letters, which shall include legal opinions and negative assurance statements, dated the Execution Date and addressed to the Agents, the Forward Sellers and the Forward Purchasers, substantially in the form of Exhibit C-1 hereto;

(d)

Venable LLP (“Venable”), Maryland counsel to the Company, shall deliver to the Agents, the Forward Sellers and the Forward Purchasers an opinion letter, dated the Execution Date and addressed to the Agents, the Forward Sellers and the Forward Purchasers, substantially in the form of Exhibit C-2 hereto;

(e)

Hogan Lovells US LLP (“Hogan”), special tax counsel to the Company, shall deliver to the Agents, the Forward Sellers and the Forward Purchasers an opinion letter, dated the Execution Date and addressed to the Agents, the Forward Sellers and the Forward Purchasers, substantially in the form of Exhibit C-3 hereto;

(f)

Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), counsel to the Agents, shall deliver to the Agents, the Forward Sellers and the Forward Purchasers a letter or letters, which shall include legal opinions and negative assurance statements, dated the Execution Date and addressed to the Agents, the Forward Sellers and the Forward Purchasers, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers;

(g)

KPMG LLP shall deliver to the Agents, the Forward Sellers and the Forward Purchasers an accountants’ “comfort” letter, dated the Execution Date and addressed to the Agents, the Forward Sellers and the Forward Purchasers, in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers; and

(h)

the Company shall pay the expenses referred to in Section 4(l) hereof to the account designated by the Agents, the Forward Sellers and the Forward Purchasers or counsel to the Agents, the Forward Sellers and the Forward Purchasers in writing promptly upon receipt of such documented expenses.

6. Additional Covenants of the Company. The Company further covenants and agrees with the Agents, the Forward Sellers and the Forward Purchasers as follows:

(a) Each Transaction Proposal made by the Company that is accepted by an Agent or a Forward Seller and its corresponding Forward Purchaser, as applicable, by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement

26

or Forward Contract shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained are true and correct at such Time of Acceptance or the date of such Terms Agreement or Forward Contract, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

(b) Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement or (iii) otherwise as the Agents, the Forward Sellers or the Forward Purchasers shall reasonably request; provided that the Agents, the Forward Sellers and the Forward Purchasers shall not make such requests during periods that the Company is not and will not be selling any Shares (each date referred to in clauses (i), (ii) and (iii) above, a “Bring-Down Trigger Date”), the Company shall, at such time, if any, selected by the Company following the date of such Bring-Down Trigger Date, furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers certificates, dated as of such Bring-Down Delivery Date (as defined below) and delivered as soon as practicable and in no event later than three Exchange Business Days after the applicable Bring-Down Trigger Date (each a “Bring-Down Delivery Date”) or, in the case of a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the certificates referred to in Sections 5(a) and 5(b) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificates referred to in Sections 5(a) and 5(b) hereof furnished to the Agents, the Forward Sellers and the Forward Purchasers are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Trigger Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) the Agents, the Forward Sellers and the Forward Purchasers have reasonably requested that such date be deemed to be a Bring-Down Trigger Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the

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Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Trigger Date. Notwithstanding the foregoing, the requirement to provide certificates under this Section 6(b) shall be waived for any Bring-Down Trigger Date occurring at a time at which no Transaction Proposal is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Proposal hereunder (which for such calendar quarter shall be considered a Bring-Down Delivery Date) and the next occurring Bring-Down Trigger Date; provided that, if the Company subsequently decides to sell Shares following a Bring-Down Trigger Date when the Company relied on such waiver and did not provide the applicable Agent, Forward Seller or Forward Purchaser with a certificate under this Section 6(b), then before the Company delivers the Transaction Proposal or the applicable Agent sells any Shares, the Company shall provide the applicable Agent, Forward Seller or Forward Purchaser with the certificates referred to in Sections 5(a) and 5(b) hereof, each dated the date of the Transaction Proposal.

(c) Each Bring-Down Delivery Date with respect to which the Company is obligated to deliver certificates pursuant to Section 6(b) for which no waiver is applicable, the Company shall, unless the Agents, the Forward Sellers and the Forward Purchasers agree otherwise, cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers (A) the written opinion and, if not included in such opinion, negative assurance letter of Latham, counsel to the Company, (B) the written opinion of Venable, Maryland counsel to the Company, (C) the written opinion of Hogan, special tax counsel to the Company, and (D) the written opinion and, if not included in such opinion, negative assurance letter, of Skadden, counsel to the Agents, each dated and delivered as of the applicable Bring-Down Delivery Date or, in the case of a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Section 5(b) hereof, as applicable, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, each such counsel shall furnish the Agents, the Forward Sellers and the Forward Purchasers with a letter substantially to the effect that the Agents, the Forward Sellers and the Forward Purchasers may rely on the opinion and letter of such counsel referred to in Section 5(b), as applicable, furnished to the Agents, the Forward Sellers and the Forward Purchasers, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d) Each Bring-Down Delivery Date with respect to which the Company is obligated to deliver certificates pursuant to Section 6(b) hereof for which no waiver is applicable, the Company shall, unless the Agents, the Forward Sellers and the Forward Purchasers agree otherwise, cause KPMG LLP (or any successor audit firm) to furnish to the Agents, the Forward Sellers and the Forward Purchasers a “comfort” letter, dated and delivered as of the applicable Bring-Down Delivery Date or, in the case of a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(g) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the

28

consolidated financial statements of the Company and its consolidated subsidiaries), the Company shall, if reasonably requested by the Agents, the Forward Sellers or the Forward Purchasers, cause a firm of independent public accountants to furnish to the Agents, the Forward Sellers and the Forward Purchasers a “comfort” letter, dated and delivered as of the applicable Bring-Down Delivery Date or, in the case of a Principal Settlement Date, dated and delivered on such Principal Settlement Date, addressing such matters as the Agents, the Forward Sellers or the Forward Purchasers may reasonably request.

(e) (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents, the Forward Sellers and the Forward Purchasers and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to an Agent or a Forward Seller and its corresponding Forward Purchaser, as applicable, or the time an Agent or a Forward Seller and its corresponding Forward Purchaser, as applicable, delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to an Agent or a Forward Seller and its corresponding Forward Purchaser, as applicable, or the time an Agent or a Forward Seller and its corresponding Forward Purchaser, as applicable, deliver(s) a Transaction Acceptance to the Company.

(f) The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents, the Forward Sellers and the Forward Purchasers or their respective counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale with respect to any relevant Terms Agreement or Principal Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of KPMG LLP (or any successor audit firm) (and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its consolidated subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agents, the Forward Sellers and the Forward Purchasers and (ii) at each Bring-Down Delivery Date and otherwise as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of KPMG LLP (or any successor audit firm) (and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial

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statements of any entity or business (other than the consolidated financial statements of the Company and its consolidated subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agents, the Forward Sellers and the Forward Purchasers and their respective counsel.

(g) The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K and, if reasonably requested by the Agents, the Forward Sellers or the Forward Purchasers, in supplements to the Prospectus to be filed by the Company with the Commission from time to time, the number of the Shares sold under this Agreement, any Forward Contract and any Terms Agreement, and the gross and net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

(h) The Company shall not deliver any Transaction Proposal if the Selling Period (as defined below) specified therein may overlap in whole or in part with any Selling Period specified in a Transaction Proposal (as amended by the Modified Transaction Proposal, if applicable) delivered hereunder, unless the Shares to be sold under all such previously delivered Transaction Proposals have all been sold; the Company shall not deliver any Transaction Proposal if any Selling Period specified therein may overlap in whole or in part with any Unwind Period (as defined in the applicable Confirmation) under any Confirmation entered into between the Company and the Forward Purchaser or any alternative Forward Purchaser. The “Selling Period” means any Forward Hedge Selling Period (as defined below) or any Issuance Selling Period (as defined below). The “Forward Hedge Selling Period” means the period of consecutive trading days beginning on the date specified in the applicable Transaction Proposal (as amended by the Modified Transaction Proposal, if applicable) or, if such date is not a trading day, the next trading day following such date and ending on the last such trade date or such earlier date on which the Forward Seller shall have completed the sale of Forward Hedge Securities in connection with the applicable Forward Transaction; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Termination Date” (each as defined in the related Confirmation) under, and pursuant to the provisions of the Confirmation or (y) an “Insolvency Filing” (as defined in the Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the Forward Seller or the Forward Purchaser becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 8 hereof. The “Issuance Selling Period” means the period of consecutive trading days beginning on the date specified in the applicable Transaction Proposal (as amended by the Modified Transaction Proposal, if applicable) or, if such date is not a trading day, the next trading day following such date and ending on the applicable Agency Settlement Date relating to such Transaction Proposal.

All opinions, letters and other documents referred to in Sections 6(b) through 6(d) above shall be reasonably satisfactory in form and substance to the Agents, the Forward Sellers and the Forward Purchasers. The Agents, the Forward Sellers and the Forward Purchasers will provide

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the Company with such notice (which may be oral, and in such case, will be confirmed via email as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through 6(d) above.

7. Conditions of the Obligations of the Agent and the Forward Seller. The obligations of each Agent and each Forward Seller to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a) At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i)	The representations, warranties and agreements on the part of the Company herein contained shall be true and correct in all respects.

(ii)	The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement or Forward Contract, as the case may be, in all material respects.

(iii)

In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)

From the date of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Agents or the Forward Sellers and the Forward Purchasers, as applicable, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Forward Contract, any Permitted Free Writing Prospectus and the Prospectus.

(v)

Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or the Operating Partnership by either Moody’s Investor

31

Services, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services (“S&P”) and (B) neither Moody’s nor S&P shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or the Operating Partnership (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi)

The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement or the Confirmation Shares, as applicable, shall have been approved for listing on the Exchange, to the extent required by the rules of the Exchange, subject only to notice of issuance.

(vii)

(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)

(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or, to the knowledge of the Company, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents, the Forward Sellers and the Forward Purchasers; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time an Agent or a Forward Seller and its corresponding Forward Purchaser, as applicable, deliver(s) a Transaction Acceptance to the Company or the Company and an Agent execute a Terms Agreement, as the case may be.

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(ix)

No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agents, the Forward Sellers and the Forward Purchasers shall have reasonably objected in writing.

(b) On the Bring-Down Delivery Date or, in the case of a Principal Settlement Date, on such Principal Settlement Date, the Agents, the Forward Sellers and the Forward Purchasers shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through 6(d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Agents’ obligations and the Forward Sellers’ obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agents, the Forward Sellers and the Forward Purchasers, be suspended during the period from and including a Bring-Down Trigger Date through and including the time that the Agents, the Forward Sellers and the Forward Purchasers shall have received the documents described in the preceding sentence.

(c) In respect of any Transaction Proposal delivered in respect of any Forward Transaction, the related Forward Contract shall be in full force and effect.

8.	Termination.

(a)	(i)	The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents, the Forward Sellers and the Forward Purchasers. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the Agents and the Forward Sellers, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4(l), 9, 13, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

	(ii)	In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Agents, the Forward Sellers and the Forward Purchasers.

(b)	(i)	Each of the Agents, the Forward Sellers or the Forward Purchasers, as applicable, may terminate this Agreement in their sole discretion at any time upon giving prior written notice to the Company and any Agent, Forward Purchaser or Forward Seller may terminate this Agreement with respect to itself in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4(l),9, 13, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

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(ii)

In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of the Agent pursuant to such Terms Agreement shall be subject to termination by the Agent at any time prior to or at the Principal Settlement Date if since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by The Nasdaq Stock Market LLC; (ii) trading of any securities issued or guaranteed by the Company or any of its consolidated subsidiaries shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause, in the Agents’ judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If any Agent or the Agents elect to terminate its or their obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c) This Agreement shall automatically terminate if the Company does not file a new shelf registration statement relating to the Shares prior to the third anniversary of the initial effective date of the Registration Statement.

(d) This Agreement shall remain in full force and effect until the earliest of (A) termination of this Agreement pursuant to Section 8(a), 8(b) or 8(c) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Amount of Shares has been sold in accordance with the terms of this Agreement and any Terms Agreements and (C) the third anniversary of the date of this Agreement, in each case except that the provisions of Section 3, 4(l), 9, 13, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Sellers and the Forward Purchasers or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or 8(b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

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9. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless (i) each of the Agents, the Forward Sellers, the Forward Purchasers and each of their respective affiliates (as such term is defined in Rule 501(b) of the Act) that is involved in the offering or sale of any Shares, (ii) each person, if any, who controls the Agents, the Forward Sellers and the Forward Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (any of the persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”), and (iii) the respective officers and directors of any of the Agents, the Forward Sellers and the Forward Purchasers, to the fullest extent lawful, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show as defined in Rule 433(h) under the Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents, the Forward Sellers or the Forward Purchasers, as applicable, furnished to the Company in writing by the Agents, the Forward Sellers or the Forward Purchasers, as applicable, expressly for use therein, it being understood and agreed that the only such information furnished by the Agents, the Forward Sellers or the Forward Purchasers, as applicable, consists of the information described as such in subsection (b) below.

(b) Each of the Agents and the Forward Sellers agrees to indemnify and hold harmless the Company and its directors, officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company and the officers and directors of each such person to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents, the Forward Sellers or the Forward Purchasers, as applicable, furnished to the Company in writing by the Agents, the Forward Sellers or the Forward Purchasers, as applicable, expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any road show, it being understood and agreed upon that no such information was furnished.

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(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable and documented fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agents, the Forward Sellers or the Forward Purchasers and their respective affiliates, directors and officers and their control persons, if any, or (B) the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents, the Forward Sellers or the Forward Purchasers and their respective affiliates, directors and officers and their control persons, if any, shall be designated in writing by the Agents, the Forward Sellers or the Forward Purchasers, as applicable, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in the form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

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(d) If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agents, the Forward Sellers or the Forward Purchasers, as applicable, on the other, from the offering of the Shares pursuant to this Agreement and any Terms Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Agents, the Forward Sellers or the Forward Purchasers, as applicable, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agents, the Forward Sellers or the Forward Purchasers, as applicable, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares pursuant to this Agreement and any Terms Agreements and the total discounts and commissions received by the Agents and the Forward Sellers in connection therewith bear to the aggregate Gross Sales Price of such Shares and, with respect to any Forward Purchaser, the aggregate Spread (as such term is defined in the Confirmation) received by such Forward Purchaser under the applicable Forward Contract, net of any related stock borrow costs or other costs or expenses actually incurred by the Forward Purchaser or Forward Seller, (and, for purposes of the foregoing, the Company shall be deemed to have received net proceeds from the sale of any Forward Hedge Securities, in an amount equal to the proceeds that would have been received by the Company upon full physical settlement of the related Forward Contract, assuming that the aggregate amount payable by the Forward Purchaser to the Company for such Confirmation Shares is equal to the aggregate amount of net proceeds received by the Forward Purchaser from the sale of such Securities through the Forward Seller). The relative fault of the Company, on the one hand, and the Agents, the Forward Sellers or the Forward Purchasers, as applicable, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Agents, the Forward Sellers or the Forward Purchasers, as applicable, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Agents, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding

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the provisions of this Section 9, in no event shall the Agents or the Forward Sellers be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Agents or the Forward Sellers, as applicable, or the aggregate Spread (as such term is defined in the Confirmation) received by the applicable Forward Purchaser under the applicable Forward Contract, net of any related stock borrow costs or other costs or expenses actually incurred by the Forward Purchaser or Forward Seller, with respect to the offering of the Shares pursuant to this Agreement and any Terms Agreements exceeds the amount of any damages that the Agents, the Forward Sellers or the Forward Purchasers, as applicable, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, (1) if to the Agents and the Forward Sellers, shall be sufficient in all respects if delivered or sent to: (A) J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179, to the attention of Sanjeet Dewal (facsimile: (212) 622-8783; email: sanjeet.s.dewal@jpmorgan.com); (B) BofA Securities, Inc., One Bryant Park, New York, New York 10036, to the attention of ATM Execution (email: dg.atm@execution@bofa.com); (C) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, to the attention of Registration Department (facsimile: (212) 902-9316); (D) Jefferies LLC, 520 Madison Avenue, New York, New York 10022, to the attention of the General Counsel (facsimile: 646-619-4436); (E) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, to the attention of Equity Syndicate Desk; (F) Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, to the attention of Equity Capital Markets (email: us.ecm@scotiabank.com or us.legal@scotiabank.com); (G) Truist Securities, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, to the attention of Equity Capital Markets (email: dl.atm.offering@truist.com); and (H) Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, to the attention of Equity Syndicate Department (facsimile: (212) 214-5918), with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, to the attention of Michael J. Zeidel (email: michael.zeidel@skadden.com) (2) if to the Forward Purchasers, shall be sufficient in all respects if delivered or sent to: (A) JPMorgan Chase Bank, National Association, 383 Madison Avenue, New York, New York 10179, EDG Marketing Support, (email: edg_notices@jpmorgan.com; edg_ny_corporate_sales_support@jpmorgan.com), with a copy to the attention of Sanjeet Dewal, (email: sanjeet.s.dewal@jpmorgan.com); (B) Bank of America, N.A., One Bryant Park, 8th Fl., New York, New York 10036, to the attention of Strategic Equity Solutions Group (tel: (646) 855-6770; email: dg.issuer_derivatives_notices@bofa.com); (C) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, to the attention of Michael Voris and Ryan Cunn, Equity Capital Markets, (tel: (212) 902-4895; facsimile: (212) 291-5027; email: michael.voris@gs.com;

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ryan.cunn@gs.com) with a copy to gs-reecm@ny.email.gs.com and eq-derivs-notifications@am.ibd.gs.com; (D) Jefferies LLC, 520 Madison Avenue, New York, New York 10022, to the attention of Strategic Equity Transactions Group (email: SETG-US@jefferies.com and CorpEqDeriv@jefferies.com); (E) Morgan Stanley & Co. LLC, 1585 Broadway, 6th Floor, New York, NY 10036, to the attention of Jon Sierant, Managing Director (tel: (212) 761-3778; email: Jon.Sierant@morganstanley.com) and Anthony Cicia, Managing Director (tel: (212) 537-1630; email: Anthony.Cicia@morganstanley.com); (F) The Bank of Nova Scotia, 44 King Street West, Toronto, Ontario, Canada M5H 1H1, c/o Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, to the attention of US Equity Derivatives, (email: bahar.lorenzo@scotiabank.com; john.kelly@scotiabank.com; tel: (212) 225-5230; (212) 225-6664), with a copy to BNSEquityConfirmations@scotiabank.com; (G) Truist Bank, 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, to the attention of Equity Capital Markets, with a copy to Michael Collins, Managing Director (tel: (404) 698-1101; email: michael.collins@truist.com); and (H) Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, to the attention of Equity Syndicate Department (facsimile: (212) 214-5918; email: corporatederivativenotifications@wellsfargo.com), with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, to the attention of Michael J. Zeidel (email: michael.zeidel@skadden.com) and, (3) if to the Company, shall be sufficient in all respects if delivered or sent to it at Host Hotels & Resorts, Inc., 4747 Bethesda Ave., Suite 1300, Bethesda, Maryland 20814, to the attention of Sourav Ghosh, Executive Vice President and Chief Financial Officer (email: Sourav.Ghosh@hosthotels.com), with a copy (which shall not constitute notice) to Latham & Watkins LLP, 555 11th Street, N.W., Suite 1000, Washington, DC 20004, to the attention of Jason Licht (email: jason.licht@lw.com) and Julia Thompson (julia.thompson@lw.com).

11. No Fiduciary Relationship. The Company acknowledges and agrees that each of the Agents, the Forward Sellers and the Forward Purchasers is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby, any Forward Contract and any Terms Agreements (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company or any other person. None of the activities of the Agents, the Forward Sellers or the Forward Purchasers in connection with the offering of Shares contemplated hereby constitutes a recommendation or investment advice with respect to any entity or natural person who would be considered a “retail customer” under Regulation Best Interest. Additionally, the Agents, the Forward Sellers and the Forward Purchasers are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agents, the Forward Sellers and the Forward Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Agents, the Forward Sellers or the Forward Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents, the Forward Sellers or the Forward Purchasers and shall not be on behalf of the Company.

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12. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that an Agent, a Forward Seller or a Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, such Forward Seller or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that an Agent, a Forward Seller or a Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent, such Forward Seller or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent, such Forward Seller or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 13, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14. Governing Law; Construction.

(a) This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each, a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

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15. Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Shares from or through the Agents or the Forward Sellers shall be deemed to be a successor merely by reason of purchase.

16. Counterparts. This Agreement and any Terms Agreement may be executed in two or more counterparts and delivered by facsimile or in electronic form, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Agents, the Forward Sellers and the Forward Purchasers contained in this Agreement or any Terms Agreement or made by or on behalf of the Company, the Agents, the Forward Sellers and the Forward Purchasers pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares, and the settlement of any Forward Contract, and shall remain in full force and effect, regardless of any termination of this Agreement, any Forward Contract or any Terms Agreement or any investigation made by or on behalf of the Company, the Agents, the Forward Sellers or the Forward Purchasers.

18. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

19. Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

20. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

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If the foregoing correctly sets forth the understanding between the Company and the parties hereto, please so indicate in the space provided below for that purpose, whereupon this letter and the acceptance of each of the parties hereto shall constitute a binding agreement among the Company and the parties hereto.

Very truly yours,

HOST HOTELS & RESORTS, INC.

By:	/s/ Sourav Ghosh
Name:	Sourav Ghosh
Title:	Executive Vice President and Chief Financial Officer

[Host – Signature Page to Distribution Agreement]

Accepted and agreed to as of the

date first above written:

As Agents and Forward Sellers (As Applicable)		As Forward Purchasers

J.P. Morgan Securities LLC		JPMorgan Chase Bank, National Association

By:	/s/ Sanjeet Dewal	By:	/s/ Sanjeet Dewal
Name:	Sanjeet Dewal	Name:	Sanjeet Dewal
Title:	Managing Director	Title:	Managing Director

BofA Securities, Inc.		Bank of America, N.A.

By:	/s/ Jeff Horowitz	By:	/s/ Rohan Handa
Name:	Jeff Horowitz	Name:	Rohan Handa
Title:	Global Head of REGL Investment Banking	Title:	Managing Director

Goldman Sachs & Co. LLC		Goldman Sachs & Co. LLC

By:	/s/ Ryan Cunn	By:	/s/ Ryan Cunn
Name:	Ryan Cunn	Name:	Ryan Cunn
Title:	Managing Director	Title:	Managing Director

Jefferies LLC		Jefferies LLC

By:	/s/ Michael Murrer	By:	/s/ Michael Murrer
Name:	Michael Murrer	Name:	Michael Murrer
Title:	Managing Director	Title:	Managing Director

Morgan Stanley & Co. LLC		Morgan Stanley & Co. LLC

By:	/s/ Eric Rosenblum	By:	/s/ Ellen Weinstein
Name:	Eric Rosenblum	Name:	Ellen Weinstein
Title:	Executive Director	Title:	Managing Director

Scotia Capital (USA) Inc.		The Bank of Nova Scotia

By:	/s/ Tim Mann	By:	/s/ Michael Curran
Name:	Tim Mann	Name:	Michael Curran
Title:	Managing Director	Title:	Managing Director, Head of US FICC

Truist Securities, Inc.		Truist Bank

By:	/s/ Michael Collins	By:	/s/ Michael Collins
Name:	Michael Collins	Name:	Michael Collins
Title:	Managing Director	Title:	Managing Director

[Host – Signature Page to Distribution Agreement]

Wells Fargo Securities, LLC		Wells Fargo Bank, National Association

By:	/s/ Elizabeth Alvarez	By:	/s/ Elizabeth Alvarez
Name:	Elizabeth Alvarez	Name:	Elizabeth Alvarez
Title:	Managing Director	Title:	Managing Director

[Host – Signature Page to Distribution Agreement]

Schedule A

Authorized Company Representatives

James F. Risoleo, President and Chief Executive Officer

Sourav Ghosh, Executive Vice President and Chief Financial Officer

Deanne Brand, Senior Vice President, Strategy & Analytics and Treasurer

Exhibit A-1

Host Hotels & Resorts, Inc. Common Stock

TERMS AGREEMENT

_____________, 20__

[BANK NAME AND ADDRESS]

To the addressee set forth above:

Host Hotels & Resorts, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated May 31, 2023 (the “Distribution Agreement”) by and among the Company, [AGENT NAME] (the “Agent”) and the other sales agents named therein, to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

Host Hotels & Resorts, Inc.

By:
Name:
Title:

Accepted and agreed as of the date first above written:

[AGENT’S NAME]

By:
Name:
Title:

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Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Securities:

[ • ] shares

Initial Price to Public:

$[ • ] per share

Purchase Price Payable by the Agent:

$[ • ] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[ • ], 20[ • ]

Closing Location:

[ • ]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1)	the secretary’s certificate referred to in Section 5(a);

(2)	the officers’ certificate referred to in Section 5(b);

(3)	the letter or letters, which shall include legal opinions and negative assurance statements, of Latham & Watkins LLP, counsel to the Company, referred to in Section 5(c);

(4)	the opinion letter of Venable LLP, Maryland counsel to the Company, referred to in Section 5(d);

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(5)	the opinion letter of Hogan Lovells US LLP, special tax counsel to the Company, referred to in Section 5(e);

(6)	the letter or letters, which shall include legal opinions and negative assurance statements, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Agents, referred to in Section 5(f); and

(7)	the accountants’ “comfort” letter of KPMG LLP (or successor audit firm), referred to in Section 5(g).

[Lockup:]

[ • ]

Time of sale: [ • ] [a.m./p.m.] (New York City time) on [ • ], 20[ • ]

Time of sale information:

•	The number of shares of Purchased Securities set forth above

•	The initial price to public set forth above

•	[Other]

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Exhibit A-2

Form of ATM Forward Confirmation

Date: [•]

To:	Host Hotels & Resorts, Inc.

4747 Bethesda Avenue

Suite 1300 Bethesda

Maryland 20814

Attention: Sourav Ghosh

From: [DEALER]

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the transaction entered into between [DEALER] (“Dealer”) and Host Hotels & Resorts, Inc., a Maryland corporation (the “Counterparty”), on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA 2002 Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1.

This Confirmation and the pricing supplement delivered hereunder and substantially in the form of Annex A hereto (the “Pricing Supplement”) evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Dealer and Counterparty (each, an “Additional Confirmation”), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but (i) with the elections set forth in this Confirmation and (ii) with the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Dealer as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement; (b) the “Threshold Amount” with respect to Dealer were three percent of the [stockholders] [members’] equity of [Dealer][[•] (“Dealer Parent”)]; (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the

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payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”; and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business). In the event of any inconsistency with the Agreement, this Confirmation, the Pricing Supplement and the Equity Definitions, the following will prevail for purposes of the Transaction in the order of precedence indicated: (i) the Pricing Supplement, (ii) this Confirmation, (iii) the Equity Definitions and (iv) the Agreement. The parties hereby agree that, other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”), no Transaction shall be governed by the Agreement. For purposes of the Equity Definitions, the Transaction is a Share Forward Transaction.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[•], 202[•]

Effective Date:	The first day occurring on or after the Trade Date on which Shares sold through [AGENT], acting as forward seller for Dealer in such capacity (the “Agent”), pursuant to the Equity Distribution Agreement dated May 31, 2023, as may be amended from time to time, among the Counterparty, the Dealer, the Agent and the other parties thereto (the “Equity Distribution Agreement”), have settled.

Seller:	Counterparty

Buyer:	Dealer

Shares:	The common stock of Counterparty, par value USD 0.01 per share (Ticker Symbol: “HST”)

Number of Shares:	As specified in Transaction Proposal or Modified Transaction Proposal under the Equity Distribution Agreement (the “Placement Notice”) delivered by Counterparty to Dealer in respect of the Transaction; provided, however, that in the event that Dealer, in its commercially reasonable judgment, determines that it is unable (via the Agent) through commercially reasonable efforts to establish a commercially reasonable hedge position in such number of Shares in accordance with the Placement Notice in light of market liquidity conditions and/or the provisions of Section 2 of the Equity Distribution Agreement, the Number of Shares shall equal the aggregate number of Shares actually sold through the Agent acting as forward seller for Dealer (in connection with the

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establishment of a commercially reasonable hedge position) pursuant to the Equity Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date; provided further, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty, (ii) any Settlement Date and (iii) [DATE]. Promptly after the Hedge Completion Date, Dealer will furnish the Counterparty with the Pricing Supplement specifying the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”) and the Initial Forward Price, all determined in accordance with the terms hereof.

Initial Forward Price:	The product of (a) 1 minus the Forward Commission Percentage and (b) the volume weighted average price at which the Shares are sold through the Agent acting as forward seller for Dealer pursuant to the Equity Distribution Agreement (assuming that the Agent sold such Shares in a commercially reasonable manner that reflects prevailing market prices) during the period from and including the Trade Date through and including the Hedge Completion Date, adjusted by the Calculation Agent in a commercially reasonable manner to (x) reflect on each day during such period the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (y) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date.

Forward Commission Percentage:	[ • ]%

Forward Price:	(a) On the Hedge Completion Date, the Initial Forward Price; and

(b)   on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

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Daily Rate:	For any day, (i)(A) the Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate,” as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[•] basis points

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	As set forth on Schedule I

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I

Exchange:	The Nasdaq Global Select Market

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Securities Act:	Securities Act of 1933, as amended

Exchange Act:	Securities Exchange Act of 1934, as amended

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines, in its commercially reasonable judgment, is material.”

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

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Regulatory Disruption:	Any event that Dealer, based on the advice of counsel, determines makes it advisable with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the Transaction and have been adopted in good faith by Dealer (whether or not such policies or procedures are imposed by law or have been voluntarily adopted by Dealer) for Dealer to refrain from or decrease any market activity in connection with the Transaction.

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a)   designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements, if applicable, and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) the Minimum Notice Requirement Number of Days prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall fully unwind its commercially reasonable hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or

(b) designated by Dealer as a Settlement Date pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero, and provided, further, that, following the occurrence of at least

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five consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

Minimum Notice Requirement Number of Days:	[•] Scheduled Trading Days

Final Date:	[•], 202[•] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day)

Settlement Shares:

(a)   With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall, in the case of a designation by Counterparty, (i) not exceed the Number of Shares at that time and (ii) be at least equal to the lesser of 100,000 and the Number of Shares at that time, in each case with the Number of Shares determined taking into account pending Settlement Shares; and

(b) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;

in each case with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:	Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its commercially reasonable hedge by the end of the Unwind Period (taking into account any Additional Transactions with overlapping “Unwind Periods”

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(as defined in the applicable Additional Confirmations)) (A) in a manner that, in the reasonable discretion of Dealer, based on advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act (“Rule 10b-18”) or (B) in its commercially reasonable judgment, due to the occurrence of five or more Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below), (iv) if the trading price per Share on the Exchange on any Exchange Business Day during the Unwind Period is less than 50% of the Initial Forward Price or (v) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided, further, that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least two Scheduled Trading Days prior to the applicable Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, containing (x) the provisions set forth in clause (i) under the heading “Additional Representations and Agreements of Counterparty” in Paragraph 7(e) below and (y) a representation from Counterparty that neither Counterparty nor any of its subsidiaries has applied, and shall not until after the first date on which no portion of the Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of the Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (I) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (II) (X) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a

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governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Issuer, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (Y) where the terms of the Transaction would cause Counterparty under any circumstances to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”), other than any such applications for Restricted Financial Assistance that were (or would be) made (x) determined based on the advice of outside counsel of national standing that the terms of the Transaction would not cause Counterparty to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) after delivery to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects).

Physical Settlement:	If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

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Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	An amount determined by the Calculation Agent equal to:

(a)   (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus a commercially reasonable commission related to Dealer’s purchase of Shares in connection with the unwind of its commercially reasonable hedge position, to repurchase each Settlement Share, not to exceed USD 0.02, minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part) assuming Dealer has a commercially reasonable hedge position and is purchasing Shares in a commercially reasonable manner at prices that reflect prevailing market prices for the Shares, taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

(b)   the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge (assuming Dealer has a commercially reasonable hedge position and unwinds its hedge position in a commercially reasonable manner), including the settlement of such unwinds, as of such Forward Price Reduction Date.

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Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, not applicable.

Share Cap:	Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of 1.5 times (i) the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions, minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date.

Adjustments:

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Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clauses (iii) and (v) thereof. For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.

Additional Adjustment:	If, in Dealer’s commercially reasonable judgment, the stock loan fee to Dealer (or an affiliate of Dealer), excluding the interest rate component payable by the relevant stock lender to Dealer or such affiliate (the “Stock Loan Fee”), over any [10] consecutive Scheduled Trading Day period, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to the Transaction exceeds a weighted average rate equal to [•] basis points per annum, the Calculation Agent shall reduce the Forward Price to compensate Dealer for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to [•] basis points per annum during such period. The Calculation Agent shall notify Counterparty prior to making any such adjustment to the Forward Price.

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change In Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f)(iv) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “15%.”

Dividends:	No adjustment shall be made if, on any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (i) only) to but excluding the next subsequent Forward Price Reduction Date differs from, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Dealer.

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Non-Reliance:	Applicable

Agreements and Acknowledgments:

Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, obligations, privileges and remedies of Dealer under the Transaction, in whole or in part, to (A) an affiliate of Dealer[ Parent], whose obligations hereunder are fully and unconditionally guaranteed by Dealer[ or Dealer Parent], or (B) any other affiliate of Dealer[ Parent] with a long-term issuer rating equal to or better than the credit rating of Dealer[ or Dealer Parent] at the time of transfer without the consent of Counterparty; provided that, (i) at the time of such assignment or transfer, Counterparty would not, as a result of such assignment or transfer, designation or delegation, reasonably be expected at any time (A) to be required to pay (including a payment in kind) to Dealer or such transferee or assignee or designee an amount in respect of an Indemnifiable Tax greater than the amount Counterparty would have been required to pay to Dealer in the absence of such assignment, transfer, designation or delegation, or (B) to receive a payment (including a payment in kind) after such assignment or transfer that is less, as a result of the deduction or withholding of, or on account of, any Tax in respect of which the other party is not required to pay an additional amount, than the amount Counterparty would have received if the payment were made immediately prior to such assignment or transfer, (ii) prior to such assignment or transfer, Dealer shall have caused the assignee, transferee, or designee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to determine that the transfer complies with the requirements of clause (i) in this paragraph, and (iii) at all times, Dealer or any transferee or assignee or other recipient of rights, title and interest, powers, obligations, privileges and remedies shall be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, with respect to any payments or deliveries under the Agreement.

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Hedging Party:	For all applicable Extraordinary Events, Dealer.

3. Calculation Agent:	Dealer whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent shall promptly (but in any event within five Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

4. Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished

(b) Account for delivery of Shares to Counterparty:	To be furnished

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

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5.	Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party

The Office of Dealer for the Transaction is: [•]

6.	Notices: For purposes of this Confirmation:

(a) Address for notices or communications to Counterparty:

Host Hotels & Resorts, Inc.

4747 Bethesda Avenue

Suite 1300

Bethesda, Maryland 20814

Attention: Sourav Ghosh, Executive Vice President, Chief Financial Officer

Telephone: (240) 744-5267

E-mail: Sourav.Ghosh@hosthotels.com

(b) Address for notices or communications to Dealer:

[•]

7.	Other Provisions:

(a) Conditions to Effectiveness. The Transaction shall be effective if and only if Shares are sold by the Agent acting as forward seller for Dealer on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Equity Distribution Agreement. If the Equity Distribution Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with the Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Equity Distribution Agreement is terminated prior to the Hedge Completion Date, the Transaction shall remain effective with respect to any Shares that had been sold by the Agent acting as forward seller for Dealer on or after the Trade Date and prior to such termination.

(b) Equity Distribution Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of the Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Equity Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Equity Distribution Agreement as if such covenants were made in favor of Dealer.

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(c) Interpretive Letter. Counterparty agrees and acknowledges that the Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for the Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, that the offering contemplated by the Equity Distribution Agreement complies with Rule 415 under the Securities Act, and that the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d) Agreements and Acknowledgments Regarding Shares.

(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii) Counterparty agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to the Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares up to the Initial Number of Shares delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with the Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Paragraph 7(h) below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

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(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under the Transaction.

(iv) Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under the Transaction.

(v) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases and any analogous purchases under any Additional Transaction, taking into account any applicable Securities and Exchange Commission no action letters, as appropriate.

(e) Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:

(i) Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to the Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is not entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act. In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Dealer that, in the reasonable determination of Dealer, based on advice of counsel, such settlement or Dealer’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

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(ii) It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period shall comply with the prohibitions on manipulative and deceptive devices set forth under the Exchange Act and that this Confirmation shall be interpreted to comply with such requirements. Counterparty acknowledges that (i) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Confirmation and (ii) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act. Counterparty hereby agrees with Dealer that during any Unwind Period Counterparty shall not communicate, directly or indirectly, any material non-public information (within the meaning of such term under Rule 10b5-1) to any employee of Dealer (or its agents or affiliates) who is directly involved with the hedging of, and trading with respect to, the Transaction. In addition, Counterparty (1) represents that it has not entered into or altered, and shall not enter into or alter, any corresponding or hedging transaction with respect to the Transaction and (2) agrees to act in good faith with respect to this Confirmation and the Agreement.

(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(iv) During any Unwind Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to Rule 10b-18(b)(4) during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target stockholders.

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(v) Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that Counterparty reasonably believes to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting, in each case, the requirements of an exception set forth in each of Rules 101(b) and 102(b) of Regulation M that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of the Transaction or its performance of the terms hereof.

(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x) Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi) To Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act or VIII of the Composite Charter of Counterparty, as may be amended and supplemented from time to time (the “Charter”); provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or its affiliates solely as a result of their being a financial institution or broker-dealer.

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(xii) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.

(xiii) Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose.

(xiv) Counterparty will, by the next succeeding Scheduled Trading Day notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(xv) Ownership positions of Counterparty’s common stock held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary (where Dealer and such affiliates have no economic interest in such positions) do not constitute “ownership” by Dealer, and Dealer shall not be deemed or treated as the beneficial or constructive “owner” of such positions, in each case, for purposes of Article VIII of the Charter, except for purposes of Section 8.2.4 thereof.

(xvi) Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(f) Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer, Dealer (or an affiliate of Dealer) (A) is not able to hedge in a commercially reasonable manner its exposure under the Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) would incur a Stock Loan Fee to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under the Transaction that is greater than a rate (the “Maximum Stock Loan Fee”) equal to [•] basis points per annum (each, a “Stock Borrow Event”);

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(ii) Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii) ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Paragraph 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(iv) Other ISDA Events. An Announcement Date occurs in respect of any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or the occurrence of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided, further, that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date” and (ii) any determination as to whether

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(A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or

(v) Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

(g) Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any

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election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge (assuming that Dealer has a commercially reasonable hedge and unwinds its hedge in a commercially reasonable manner) and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what stockholders receive in such event. If Dealer designates a Termination Settlement Date as a result of an Acceleration Event caused by an excess dividend of the type described in Paragraph 7(f)(ii), no adjustments(s) shall be made to the terms of this contract to account for the amount of such excess dividend.

(h) Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due

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diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

(ii) If Counterparty delivers any Restricted Shares in respect of the Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i) Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of the Transaction.

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(j) Waiver of Trial by Jury. COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVE (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k) Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(l) Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m) Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that the Transaction is a contract for the issuance of Shares by the Issuer.

(n) Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o) Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

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(p) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than [4.5]%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for the Transaction and the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

(q) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder (including all persons who may form a “group” within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (collectively, the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder) in excess of [4.9]% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common stock or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit”) or (iv) such acquisition would result in a violation of any restriction on ownership or transfer set forth in VIII of the Composite Charter of Counterparty, as amended and supplemented (the “Counterparty Stock Ownership Restrictions”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would directly or indirectly hold in excess of the Exchange Limit or (iv) such delivery would result in a violation of the Counterparty Stock Ownership Restrictions. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would not directly or indirectly hold in excess of the Exchange Limit and (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restrictions.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

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Dealer represents and warrants that, as of the Trade Date, if Dealer received the maximum number of Shares hereunder assuming that (i) Physical Settlement applies, (ii) no restrictions on the delivery of Shares hereunder were applicable and (iii) the Number of Shares is (a) the number specified in the Placement Notice or (b) if the Placement Notice specifies a Specified Amount, the number equal to such Specified Amount divided by the last reported closing sale price of the Shares as of the delivery of the Placement Notice, then the Counterparty Stock Ownership Restrictions would not apply so as to limit the number of Shares that Dealer could receive hereunder.

(r) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and the Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s) Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transaction.

(t) No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, except that set-off solely with respect to amounts payable under the Transaction and any and all Additional Transactions governed by the Agreement shall be permissible.

(u) Tax Matters.

(i) Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party

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pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(ii) Payee Tax Representations. For the purpose of Section 3(f) of the Agreement:

(1) Dealer makes the following representations:

a.

[(i) It is a national banking association organized and existing under the laws of the United States of America. (ii) It is an exempt recipient under section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations. (iii) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for U.S. federal income tax purposes.][2]

(2) Counterparty makes the following representations:

a.	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for U.S. federal income tax purposes.

b.

It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the U.S. Treasury Regulations.

(iii) Withholding Tax imposed on payments to non-U.S. counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Paragraph 7(u) of this Confirmation, and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any FATCA Withholding Tax. For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

[2]	NTD: Dealer to provide its payee tax rep.

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“FATCA Withholding Tax” means any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

(iv) 871(m) Protocol. To the extent that either party to the Agreement with respect to the Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to the Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to the Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to the Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of the Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to the Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(v) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, completed accurately and in a manner reasonably acceptable to Dealer and, in particular, with the “C Corporation” box checked on line 3 thereof (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become inaccurate or incorrect.

For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, completed accurately and in a manner reasonably acceptable to Counterparty and, in particular, with the “C Corporation” or “Corporation” box checked on line 3 or 4 thereof, respectively, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become inaccurate or incorrect.

(vi) Deduction or Withholding for Tax. Sections 2(d)(i), 2(d)(i)(4), 2(d)(ii)(1) of the Agreement and the definition of “Tax” are hereby amended by replacing the words “pay”, “paid”, “payment” or “payments” with the words “pay or deliver”, “paid or delivered”, “payment or delivery” or “payments or deliveries”, respectively.

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(v) Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

(w) Other Forwards / Dealers. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more other dealers. Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its commercially reasonable hedge in a commercially reasonable manner in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one other dealer, every third Scheduled Trading Day if there are two other dealers, etc.).

(x) Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Confirmation.

(y) Counterparts.

(i) Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so

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delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Confirmation or the Agreement.

(ii) Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Confirmation by e-mail.

[(z) U.S. Stay Regulations. To the extent that the QFC Stay Rules are applicable hereto, then the parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

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“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]

(aa) [Insert Dealer Boilerplate, if any].

[Signature Page Follows]

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Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

[DEALER]

By:
Name:
Title:

Confirmed as of the date first above written:

HOST HOTELS & RESORTS, INC.

By:
Name:
Title:

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SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD	0.000
[•]	USD	[	•]
[•]	USD	[	•]
Final Date	USD	0.000

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ANNEX A

PRICING SUPPLEMENT

Date:	[•]

To:	Host Hotels & Resorts, Inc.

4747 Bethesda Avenue

Suite 1300

Bethesda, Maryland 20814

Attention: Sourav Ghosh

From: [DEALER]

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [•] (the “Confirmation”) between Host Hotels & Resorts, Inc. and [DEALER].

Terms not otherwise defined herein shall have the meaning ascribed to them in the Confirmation.

For all purposes under the Confirmation,

(a) the Hedge Completion Date is [•];

(b) the Number of Shares shall be [•], subject to further adjustment in accordance with the terms of the Confirmation; and

(c) the Initial Forward Price shall be USD [•].

Very truly yours,

[DEALER]

By:
Name:
Title:

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Confirmed as of the date first above written:

HOST HOTELS & RESORTS, INC.

By:
Name:
Title:

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Exhibit B

OFFICERS’ CERTIFICATE

[•], 20[•]

Reference is made to the Distribution Agreement, dated as of May 31, 2023 (the “Distribution Agreement”), by and among Host Hotels & Resorts, Inc., a Maryland corporation (the “Company”), J.P. Morgan Securities LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agents and forward sellers, and JPMorgan Chase Bank, National Association, Bank of America, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, Morgan Stanley & Co. LLC, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers. Capitalized terms used herein without definition shall have the respective meanings given such terms in the Distribution Agreement.

The undersigned, [ • ] and [ • ], hereby certify that they are the duly elected and acting Executive Vice President and Chief Financial Officer and Senior Vice President and Corporate Controller, respectively, of the Company and further certify that, to the best of their knowledge after reasonable investigation, as of the date hereof:

The representations and warranties of the Company contained in the Distribution Agreement are true and correct on and as of the date hereof, as if made on and as of the date hereof.

The Company has performed in all material respects all of its obligations under the Distribution Agreement to be performed on or prior to the Execution Date.

Skadden, Arps, Slate, Meagher & Flom LLP, Latham & Watkins LLP and Venable LLP are entitled to rely upon this Officers’ Certificate in connection with the opinions given by such firms pursuant to the Distribution Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned has duly executed this Officers’ Certificate in the capacity of Executive Vice President and Chief Financial Officer of the Company as of the date first written above.

By:
Name:
Title:	Executive Vice President and Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has duly executed this Officers’ Certificate in the capacity of Senior Vice President and Corporate Controller of the Company as of the date first written above.

By:
Name:
Title:	Senior Vice President and Corporate Controller

B-2